UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2016

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 27, 2016, Hecla Mining Company (“Hecla”) issued a news release announcing that it intends to undertake a takeover bid for all of the outstanding shares of Dolly Varden Silver Corporation not owned by Hecla and its affiliates for Canadian $0.69 cash per share. The bid will be subject to a minimum tender condition that more than 50% of the shares are tendered, excluding shares owned by Hecla and its affiliates.

To fund the takeover bid, Hecla may use cash on hand or funds raised through the sale of shares of common stock under its previously disclosed Equity Distribution Agreement with BMO Capital Markets Corp. (“BMOCM”), pursuant to which Hecla may offer and sell shares of common stock, par value $0.25 par value, having an aggregate offering price of up to $75,000,000 from time to time through or to BMOCM.

A copy of the news release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated June 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      June 27, 2016

Hecla Mining Company

By:     /s/ David C. Sienko

      David C. Sienko

      Vice President & General Counsel